Agenda • Welcome • Reading of the Minutes • Certify Voting Activity • Vote on Matters of the Proxy Statement • Discussion of Company Condition – President’s Remarks – Financial Review • Questions & Answers • Voting Results • Adjournment

Presenters Adrienne L. Miller, Esq. Vice President and Corporate Secretary – ENB Financial Corp Senior Vice President and Legal Counsel – Ephrata National Bank Scott E. Lied, CPA Treasurer – ENB Financial Corp Executive Vice President and Chief Financial Officer – Ephrata National Bank Jeffrey S. Stauffer President, CEO & Chairman of the Board – ENB Financial Corp and Ephrata National Bank

Meeting Certification Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Matters of Proxy 1. Elect four (4) Class B directors to serve a 3 - year term 2. Ratify the selection of S.R. Snodgrass, P.C. 3. To transact such other business as may properly be presented

Matters of Proxy 1. Elect four (4) Class B directors to serve a 3 - year term Election of Directors – Class B Willis R. Lefever Jay S. Martin Judith A. Weaver Roger L. Zimmerman

Continuing Directors Continuing Directors – Class C Joshua E. Hoffman Susan Y. Nicholas Mark C. Wagner Continuing Directors – Class A Aaron L. Groff, Jr. Dr. Brian K. Reed Jeffrey S. Stauffer

Voting Process Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Voting Process Proxy Holders Janice S. Eaby John H. Shuey Judges of Election Paul W. Wenger Roger S. Kline John L. Weber

President’s Remarks Presented by: Jeffrey S. Stauffer President , CEO & Chairman of the Board - ENB Financial Corp

Mission Statement To remain an independent community bank of undisputed integrity, serving the communities of Lancaster County and beyond. To offer state - of - the - art financial products and services of high quality and value at an affordable price. To provide unsurpassed personal service, delivered by a highly dedicated professional team.

Vision Statement To help clients achieve financial success as defined by them by discovering their goals and dreams in order to provide helpful advice.

COVID - 19 Response

A Continued Drive for Efficiency

Realigned Organizational Structure

Helping Customers & Communities through the Crisis

Financial Results Presented by: Scott E. Lied, CPA Treasurer - ENB Financial Corp

Disclosures Unaudited Financial Information Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. Forward Looking Statements Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements.

Net Income 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2016 2017 2018 2019 2020 7,553 6,344 9,749 11,395 12,299 (in Thousands)

Significant Items Dollars in Thousands 2020 $ 2019 $ Incr./Decr. $ Incr./Decr. % Net Interest Income 38,248 36,618 1,630 4.5 Provision for Loan Loss 2,950 770 2,180 283.1 Other Income 8,777 8,871 (94) - 1.1 Gains on the Sale of Mortgages 5,850 1,936 3,914 202.2 Security Gains 733 499 234 46.9 Operating Expense 36,074 33,633 2,441 7.3 Pre Tax Income 14,584 13,521 1,063 7.9

2020 Balance Sheet Growth Total Assets up $290.6 million + 24.8% Total Loans up $69.8 million + 9.3% - Originated $78 million in PPP Loans Total Deposits up $278.7 million + 28.6% Total Capital up $13.5 million + 11.6%

Performance Ratios 2020% 2019% 2018 % Return on Average Assets (ROA) 0.96 1.01 0.93 Return on Average Equity (ROE) 10.16 10.36 9.94 Net Interest Margin 3.24 3.53 3.46 Efficiency Ratio 67.19 69.82 71.58

Per Share Data 2020 2019 2018 Earnings Per Share $2.20 $2.01 $1.71 Dividends Per Share $0.64 $0.62 $0.58 Dividend Payout Ratio 29.09% 30.85% 33.63%

2020 Peer Analysis Measurement ENBP % PA Bank Peer* % Return on Average Assets LTM 0.96 0.93 Return on Average Equity 10.16 9.70 Price to Earnings LTM 8.45 10.48 Price to Book 0.80 0.88 Dividend Yield 3.44 3.63 *Data as of December 31, 2020 from the Corporation’s select peer group consisting of 10 publicly traded PA headquartered Banks with assets between $1 to $3 billion.

2020 Peer Analysis Measurement ENBP % PA Bank Peer* % Tangible Capital to Assets 8.90 9.59 Tier 1 Ratio 12.80 13.01 Total Capital Ratio 16.10 15.39 Efficiency Ratio (Adjusted) 67.19 61.93 Non - Performing Assets/Total Assets 0.14 0.77 Allowance for Loan Losses 1.50 1.12

First Quarter 2021 Results (Unaudited) Earnings: $ 4.5 million, Up $2,339,000, or 108.0%. Mortgage Gains: $1,930,000 vs. $541,000 Net Interest Margin: 2.86% Net Interest Income: Up $463,000, or 5.0% ROA : 1.24% ROE: 14.03%

Voting Results Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Questions & Answers